Exhibit 10.4

MANAGEMENT INVESTOR RIGHTS

AGREEMENT dated as of October 17, 2005 (this

“Agreement”), among AFFINION GROUP

HOLDINGS, INC., a Delaware corporation (the

“Company”), AFFINION GROUP HOLDINGS,

LLC, a Delaware limited liability company

(“Parent LLC”), and the HOLDERS that are parties

hereto.

WHEREAS, each Holder deems it to be in the best interest of the Company and the Holders that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Holders hereby set forth herein their agreement with respect to the Common Stock and Options now owned or hereafter owned by them.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Additional Consideration” has the meaning ascribed to such term in Section 5(e).

“Affiliate” of the Company or the Parent LLC means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or the Parent LLC, as applicable. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or its affiliates.

“Affiliate” of a Holder (other than the Parent LLC) means: (i) any member of the immediate family of an individual Holder, including parents, siblings, spouse and children (including those by adoption); the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and in any such case any trust whose primary beneficiary is such individual Holder or one or more members of such immediate family and/or such Holder’s lineal descendants; (ii) the legal representative or guardian of such individual Holder or of any such immediate family member in the event such individual Holder or any such immediate family member becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with a Holder. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or its affiliates.

“Apollo Group” means Apollo Investment Fund V, L.P., a Delaware limited partnership, and each of its affiliates.

“Asset Sale” means the sale of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis.

“Bankruptcy Event” means with respect to any Management Holder (i) such holder shall voluntarily be adjudicated as bankrupt or insolvent; (ii) such holder shall consent to or not contest the appointment of a receiver or trustee for himself, herself or itself or for all or any part of his, her or its property; (iii) such holder shall file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction; (iv) such holder shall make a general assignment for the benefit of his, her or its creditors; (v) a petition shall have been filed against such Management Holder seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction; or (vi) a court of competent jurisdiction shall have entered an order, judgment or decree appointing a receiver or trustee for such Management Holder, or for any part of his, her or its property, and such petition, order, judgment or decree shall not be and remain discharged or stayed within a period of sixty (60) days after its entry.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive.

“Cause” has the meaning ascribed to such term in the Stock Incentive Plan.

“Come Along Option” has the meaning ascribed to such term in Section 2(b)(i).

“Come Along Shares” has the meaning ascribed to such term in Section 2(b)(ii).

“Common Stock” means the common stock of the Company, par value $.01 per share.

“Company” has the meaning ascribed to such term in the introductory paragraph hereof

“Control Disposition” means a Disposition which would have the effect of transferring to a Person or Group a number of shares of Common Stock such that, following the consummation of such Disposition, such Person or Group possesses the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of Common Stock).

“Deemed Held Shares” has the meaning ascribed to such term in Section 2(a)(ii).

“Disability” has the meaning ascribed to such term in the Stock Incentive Plan.

“Disposition” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Common Stock (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Common Stock whether voluntary or involuntary, including, without limitation (a) as a part of any liquidation of a Management Holder’s assets or

(b) as a part of any reorganization of a Management Holder pursuant to the United States or other bankruptcy law or other similar debtor relief laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Executive Management Holder” means each Management Holder set forth on Annex III hereto and any such other Management Holder as the Board may designate from time to time, including after consideration in good faith of any designees recommended by any member of the Board.

“Fair Market Value” has the meaning ascribed to such term in the Stock Incentive Plan.

“Good Reason” has the meaning ascribed to such term in the Stock Incentive Plan.

“Group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act.

“Holders” means the holders of securities of the Company who are parties hereto.

“Indebtedness” means with respect to any Person, (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, bond, debenture or similar instrument and any other obligation or liability represented by a note, bond, debenture or similar instrument, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of the property subject to such mortgage or lien, (e) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles in the United States of America (“GAAP”) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, (f) all unpaid reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (g) all obligations of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices, (h) all interest, fees and other expenses owed with respect to the indebtedness referred to above (and any prepayment penalties or fees or similar breakage costs or other fees and costs required to be paid in order for such Indebtedness to be satisfied and discharged in full), and (i) all indebtedness referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Independent Third Party” has the meaning ascribed to such term in the Stock Incentive Plan.

“IRA” has the meaning ascribed to such term in Section 3.2(c).

“Management Holder” means any Holder who is employed by, or serves as a consultant or director, to the Company or any of its subsidiaries, including each Executive Management Holder.

“Non-Compete Period” has the meaning ascribed to such term in Section 7(c).

“Offer” has the meaning ascribed to such term in Section 3.1.

“Offeror” has the meaning ascribed to such term in Section 3.1.

“Option” means the options issued to Holders pursuant to the Stock Incentive Plan, as it is amended, supplemented, restated or otherwise modified from time to time, or any other option plan approved by the Company.

“Original Cost” means the price per share paid by the Parent LLC for its shares of Common Stock on the date of consummation of the transactions contemplated by the Purchase Agreement, subject to appropriate adjustment by the Board for stock splits, stock dividends or other distributions, combinations and similar transactions.

“Original Issue Date” means with respect to any share of Common Stock issued to the Parent LLC or a Management Holder, the date of issuance of such share of Common Stock to the Parent LLC or such Management Holder, as applicable.

“Parent LLC” means Affinion Group Holdings, LLC, a Delaware limited liability company.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggy-Back Registration Rights” has the meaning ascribed to such term in Section 4.

“Preferred Stock” means shares of the Company’s Preferred Stock, par value, $.01 per share, issued and outstanding as of the Original Issue Date or any exchange debentures issued in exchange for such preferred stock pursuant to its terms.

“Proportionate Percentage” means, with respect to any Person at the time of any Tag Along, a fraction (expressed as a percentage) the numerator of which is the total number of shares of Common Stock held by such Person as of such time (including any shares of Common Stock that such Person purchases pursuant to any Option exercised in connection with the Tag Along Transaction and any shares distributed to such Person pursuant to any deferred compensation plan in connection with the Tag Along Transaction) and the denominator of which is the total number of shares of Common Stock outstanding at the time of determination on a fully diluted basis.

“Proxy” has the meaning ascribed to such term in Section 6(a).

“Public Sale” means any sale, occurring simultaneously with or after an initial public offering, of Common Stock to the public pursuant to an offering registered under the Securities Act, to the public pursuant to Rule 144(k) promulgated thereunder or to the public in the manner described by the provisions of Rule 144(f) promulgated thereunder, other than an offering relating to employee incentive plans.

“Purchase Agreement” means the Purchase Agreement dated as of July 26, 2005, by and among Affinion Group, Inc. (f/k/a Affinity Acquisition, Inc.), the Company (f/k/a Affinity Acquisition Holdings, Inc.) and Cendant Corporation, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Purchase Price” means: (i) (x) in the case where a Management Holder, other than an Executive Management Holder, resigns as an employee of the Company or any of its subsidiaries during the 36 month period commencing on the Original Issue Date (or, in the case of shares issued pursuant to an award under the Stock Incentive Plan or a similar plan, the 36 month period commencing on the date of grant of such award) or is terminated for Cause, or (y) in the case where an Executive Management Holder is terminated for Cause, the lower of the Original Cost or the Fair Market Value; and (ii) in all other cases, the Fair Market Value.

“Qualified Public Offering” means an underwritten public offering of Common Stock by the Company pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate offering price of the Common Stock sold in such offering is at least $150 million.

“Repurchase Event” means, with respect to a Management Holder, such Management Holder shall cease to be employed by the Company or any of its subsidiaries for any reason (including upon death or Disability) or a Bankruptcy Event shall have occurred with respect to such Management Holder.

“Required Voting Percentage” means (i) a majority of the shares of Common Stock outstanding owned by the Management Holders as of the date the vote is taken (including for purposes of this calculation Deemed Held Shares) and (ii) the vote of the shares of Common Stock owned by the Parent LLC. For the avoidance of doubt, the proxy described in Section 6(a) shall not be applicable for the purpose of obtaining the Required Voting Percentage.

“Sale Notice” has the meaning ascribed to such term in Section 2(a)(i).

“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Stock Incentive Plan” means the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Subject Employee” has the meaning ascribed to such term in Section 3.2(c).

“Tag Along Holder” has the meaning ascribed to such term in Section 2(a)(ii).

“Tag Along Notice” has the meaning ascribed to such term in Section 2(a)(ii).

“Tag Along Transaction” has the meaning ascribed to such term in Section 2(a)(i).

“Term” has the meaning ascribed to such term in Section 6(a).

Section 2. Certain Dispositions.

(a) Tag Along Transaction.

(i) Subject to the provisions of Section 2(b), prior to the consummation of a Qualified Public Offering, if the Parent LLC desires to effect any sale or transfer of shares of Common Stock to any Independent Third Party following which (when aggregated with all prior such sales or transfers) the Parent LLC shall have disposed of at least 10% of the number of shares of Common Stock that the Parent LLC owned as of the Original Issue Date to a transferee or Group (a “Tag Along Transaction”), it shall give written notice to the Management Holders offering such Management Holders the option to participate in such Tag Along Transaction (a “Sale Notice”). The Sale Notice shall set forth the material terms of the proposed Tag Along Transaction and identify the contemplated transferee or Group.

(ii) Each of the Management Holders may, by written notice to the Parent LLC (a “Tag Along Notice”) delivered within ten (10) days after the date of the Sale Notice (each such Management Holder delivering such timely notice being a “Tag Along Holder”, elect to sell in such Tag Along Transaction the shares of Common Stock held by such Management Holder, provided that the number of shares to be sold by such Management Holder will not exceed (as a percentage of the total number of shares, including Deemed Held Shares (as defined below), then held by such Management Holder) the total number of shares of Common Stock that the Parent LLC proposes to sell or transfer in the applicable Tag Along Transaction (as a percentage of the total number of shares, including Deemed Held Shares, then held by the Parent LLC). The shares of Common Stock to be sold by a Tag Along Holder in a Tag Along Transaction may include shares of Common Stock which such Tag Along Holder may obtain by exercising any Options held by such Tag Along Holder that are vested as of the date of such Tag Along Notice or which would vest in connection with such Tag Along Transaction (collectively the “Deemed Held Shares”).

(iii) If none of the Management Holders delivers a timely Tag Along Notice, then the Parent LLC may thereafter consummate the Tag Along Transaction, at the same sale price and on substantially the same other terms and conditions as are described in the Sale Notice (including, without limitation, the number of shares of Common Stock being sold), for a period of one hundred twenty (120) days thereafter. In the event the Parent LLC has not consummated the Tag Along Transaction within such one hundred twenty (120) day period, the Parent LLC shall not thereafter consummate a Tag Along Transaction, without first providing a Sale Notice and an opportunity to the Management Holders to sell in the manner provided above. If one or more of the Management Holders gives the Parent LLC a timely Tag Along Notice, then the Parent LLC shall use all reasonable efforts to cause the prospective transferee or Group to agree to acquire all shares identified in all timely Tag Along Notices, upon the same terms and conditions as are applicable to the shares of Common Stock held by the Parent LLC. If such prospective transferee or Group is unable or unwilling to acquire all shares of Common Stock proposed to be included in the Tag Along Transaction upon such terms, then the Parent LLC may elect either to cancel such Tag Along Transaction or to allocate the maximum number of shares that such prospective transferee or Group is willing to purchase among the Parent LLC, the Tag Along Holders and any other Person entitled to transfer shares of Common Stock in connection with the Tag Along Transaction in the proportion that the Parent LLC’s, each such Tag Along Holder’s and such other Person’s Proportionate Percentage bears to the total Proportionate Percentages of the Parent LLC, the Tag Along Holders and such other Persons.

(iv) Notwithstanding the provisions of this Section 2(a), during the first twelve (12) months of this Agreement, the Parent LLC may transfer up to 25% of the shares of Common Stock then owned by it without complying with the provisions of this Section 2(a).

(v) For purposes of this Section 2(a), any holder of Common Stock who has a contractual right to participate in such Tag Along Transaction or any other holder of Common Stock who is otherwise participating in such Tag Along Transaction with the consent of the Parent LLC shall be deemed to be a “Management Holder” under this Section 2(a).

(b) Come Along Option.

(i) If the Parent LLC desires to effect a Tag Along Transaction or any Control Disposition, then in lieu of complying with the requirements of Section 2(a), the Parent LLC at its option (the “Come Along Option”) may require all Management Holders to sell the same percentage of their respective shares of Common Stock (including their Deemed Held Shares) as the Parent LLC desires to sell to the transferee or Group selected by the Parent LLC, at the same price per share and on the same terms and conditions as apply to those sold by the Parent LLC.

(ii) Each Management Holder shall consent to and raise no objections against the Come Along Option, and if the Come Along Option is structured as (a) a merger or consolidation of the Company or an Asset Sale, each Management Holder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or Asset Sale, or (b) a sale of all the capital stock of the Company, the Management Holders shall agree to sell all their shares of Common Stock which are the subject of the Come Along Option (including their Deemed Held Shares) (the “Come Along Shares”). The Management Holders shall take all necessary and desirable actions reasonably requested by the Parent LLC in connection with the consummation of the Come Along Option, including obtaining Board consent to the Come Along Option and the execution of such agreements and such instruments and the taking of such other actions as are reasonably necessary to provide customary representations, warranties and indemnities regarding title, as well as escrow arrangements relating to such Come Along Option; provided, however, that (x) any indemnification obligations under such agreements applicable to any Executive Management Holder (other than with respect to such Executive Management Holder’s representations and warranties regarding title to the Come Along Shares) shall be applicable (A) in the case of a transaction structured as a merger or consolidation of the Company or Asset Sale, to all security holders of the Company and (B) in the case of a transaction structured as a sale of the capital stock of the Company, to all security holders of the Company selling shares in such transaction, in each case set forth in (A) and (B)

on a pro rata basis, determined by reference to the aggregate amount of proceeds received by or distributable to such security holders in their capacity as security holders in the transaction, but in no event shall an Executive Management Holder be liable for more than the total proceeds received by such Executive Management Holder in the transaction giving rise to the Come Along Option, and (y) no such representations, warranties or indemnities shall impose on an Executive Management Holder any noncompetition, nonsolicitation or similar restrictive covenants in addition to any such covenants that might independently apply to such Executive Management Holder.

(iii) The Company and each Management Holder shall cooperate in causing any Deemed Held Shares of such Management Holder that are ultimately included in a Come Along Option to be delivered to the Management Holder immediately prior to the closing of such Come Along Option in order that the Management Holder may exercise his rights under Section 2(a) or that the Parent LLC may exercise its rights under Section 2(b), as the case may be.

(iv) Upon the closing of the sale of any shares of Common Stock (including any Deemed Held Shares) pursuant to this Section 2, the Holders shall deliver at such closing, against payment of the purchase price therefor, certificates representing their shares of Common Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and evidence of the absence of liens, encumbrances and adverse claims with respect thereto and of such other matters as are deemed necessary by the Company for the proper transfer of such shares on the books of the Company.

Section 3. Transfers; Additional Parties.

3.1 Restrictions; Permitted Dispositions.

Without the consent of the Company, no Management Holder shall make any Disposition, directly or indirectly, through an Affiliate or otherwise. The preceding sentence shall apply with respect to all shares of Common Stock held at any time by a Management Holder (including without limitation, all shares of Common Stock acquired upon the exercise of any Option or upon a distribution pursuant to any deferred compensation plan), regardless of the manner in which such Management Holder initially acquired such shares of Common Stock. Notwithstanding the foregoing, the following Dispositions by a Management Holder shall be permitted at any time:

(a) (i) in the case of shares of Common Stock, with respect to a Public Sale in connection with the exercise of Piggy-Back Registration Rights in accordance with Section 4, (ii) subject to Section 4(c), a Public Sale of Common Stock, or (iii) any sale of Common Stock by a Management Holder following the expiration, without exercise, of the Repurchase Right in Section 5 following a Repurchase Event;

(b) to: (i) a guardian of the estate of such Management Holder, (ii) an inter-vivos trust primarily for the benefit of such Management Holder; (iii) an inter-vivos trust whose primary beneficiary is one or more of such Management Holder’s lineal descendants (including lineal descendants by adoption); (iv) the spouse of such Management Holder during marriage and not incident to divorce; or (v) one or more of such Management Holder’s Affiliates;

(c) to any individual Management Holder by: (i) a guardian of the estate of such Management Holder; (ii) an inter-vivos trust whose primary beneficiary is such Management Holder or one or more of such Management Holder’s lineal descendants (including lineal descendants by adoption); (iii) the spouse of such Management Holder during marriage and not incident to divorce; or (iv) such Management Holder’s lineal descendants;

(d) with the consent of the Company, by any Management Holder to a qualified retirement plan sponsored by the Management Holder (including with respect to a qualified retirement plan referred to in this paragraph 3.1(d), to participants, alternate payees and beneficiaries to the extent required by law and the provisions of such plan);

(e) to a trust, to any successor trust or successor trustee;

(f) any Disposition permitted pursuant to Section 2(a) or required pursuant to Section 2(b); and

(g) with the consent of the Company, by any Management Holder to other Persons for tax planning purposes.

In the event of any transaction by a Management Holder involving a change of ownership interest or voting power of a Management Holder not specifically prohibited by this Section or otherwise authorized by (a) through (g) of this Section, such transaction shall be deemed a Disposition by such Management Holder and an irrevocable “Offer.” Such Management Holder (“Offeror”) shall promptly notify the Company of such event and Offer, by written notice to the Company, to sell all securities subject to the Offer to the Company and/or the Parent LLC for the Purchase Price. Offers under this Section 3.1 shall (a) be in writing; (b) be irrevocable for so long as the Company or the Parent LLC has the right to purchase any securities subject to the Offer; (c) be sent by the Offeror to the Company; and (d) contain a description of the proposed transaction and change of ownership interest or voting power. The Company shall, within five (5) business days from receipt thereof (or, if no such written notice is delivered to the Company by the Management Holder, within five (5) business days from the Company’s receipt of evidence, satisfactory to it, of such a Disposition by the Offeror), deliver written notice of the Offer to the Company and the Parent LLC stating that all Common Stock registered in the name of such Management Holder are securities subject to an Offer pursuant to this Section 3.1. The date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

3.2 Additional Parties.

(a) As a condition to the Company’s obligation to effect a transfer of shares of Common Stock permitted by this Agreement on the books and records of the Company, (other than a transfer to the Parent LLC or of any of the Parent LLC’s Affiliates, the Company or any subsidiary of the Company), the transferee shall be required to become a party to this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption Agreement in substantially the form of Exhibit A or in such other form that is reasonably satisfactory to the Company.

(b) In the event that any Person acquires shares of Common Stock from (i) a Management Holder or any Affiliate or member of such Management Holder’s Group or (ii) any direct or indirect transferee of a Management Holder, such Person shall be subject to any and all obligations and restrictions of such Management Holder hereunder (other than the provisions of Section 7), as if such Person was such Management Holder named herein. Additionally, whenever a Management Holder makes a transfer of shares of Common Stock, such shares of Common Stock shall contain a legend so as to inform any transferee that such shares of Common Stock were held originally by a Management Holder and are subject to repurchase pursuant to Section 5 below based on the employment of or events relating to such Management Holder. Such legend shall not be placed on any shares of Common Stock acquired from a Management Holder by the Company, the Parent LLC or any of its Affiliates.

(c) Any shares of Common Stock acquired by an individual retirement account (“IRA”) on behalf of an employee of the Company or any of its subsidiaries (the “Subject Employee”) shall be deemed to be held by a Management Holder. Additionally, such Subject Employee shall be deemed to be a Management Holder and his or her IRA shall be deemed to have acquired all shares of Common Stock it holds from such Subject Employee pursuant to a transfer that is subject to Section 3.2(b) above.

3.3 Securities Restrictions; Legends.

(a) No shares of Common Stock shall be transferable except upon the conditions specified in this Section 3.3, which conditions are intended to insure compliance with the provisions of the Securities Act.

(b) Each certificate representing shares of Common Stock shall (unless otherwise permitted by the provisions of paragraph (d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE

HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE

NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF

1933, AS AMENDED, OR ANY STATE SECURITIES OR

BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD

OR TRANSFERRED IN THE ABSENCE OF SUCH

REGISTRATION OR AN EXEMPTION THEREFROM UNDER

SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY

THIS CERTIFICATE ARE ALSO SUBJECT TO A

MANAGEMENT INVESTOR RIGHTS AGREEMENT DATED

AS OF OCTOBER 17, 2005 AMONG THE ISSUER OF

SUCH SECURITIES (THE “COMPANY”), AND THE OTHER

PARTIES NAMED THEREIN. THE TERMS OF SUCH

MANAGEMENT INVESTOR RIGHTS AGREEMENT

INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON

TRANSFER. A COPY OF SUCH AGREEMENT WILL BE

FURNISHED WITHOUT CHARGE BY THE COMPANY TO

THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c) The holder of any shares of Common Stock by acceptance thereof agrees, prior to any transfer of any such shares, to give written notice to the Company of such holder’s intention to effect such transfer and to comply in all other respects with the provisions of this

Section 3.3. Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act. Such holder of such shares shall be entitled to transfer such shares in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such transfer and request such opinion within fifteen (15) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within fifteen (15) days after delivery of such opinion. Each certificate or other instrument evidencing any such transferred shares of Common Stock shall bear the legend set forth in paragraph (b) above unless (i) such opinion of counsel to the holder of such shares (which opinion and counsel shall be reasonably acceptable to the Company) states that registration of any future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends.

(d) Notwithstanding the foregoing provisions of this Section 3.3, the restrictions imposed by this Section 3.3 upon the transferability of any shares of Common Stock shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, or (ii) after a Qualified Public Offering, the holder of such shares has met the requirements for transfer of such shares pursuant to Rule 144 under the Securities Act. Whenever the restrictions imposed by this Section 3.3 shall terminate, the holder of any shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph (b) above and not containing any other reference to the restrictions imposed by this Section 3.3.

Section 4. Piggy-Back Registration Rights.

(a) Participation. Subject to Section 4(b), if at any time after the date hereof the Company files a Registration Statement (i) in connection with the exercise of any demand rights by the Parent LLC or any other Holder or Holders possessing such rights, or (ii) in connection with which the Parent LLC exercises piggy-back registration rights (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any shares of Common Stock or Preferred Stock, then the Company shall give prompt notice (the “Initial Notice”) to the Management Holders and the Management Holders shall be entitled to include in such Registration Statement the Registrable Securities (as defined in Section 4(h)) held by them. If the Management Holders elect to include any or all of their Registrable Securities in such Registration Statement, then the Company shall give prompt notice (the “Piggy-Back Notice”) to each Holder (excluding the Management Holders) and each such Holder shall be entitled to include in such Registration Statement the Registrable Securities held by it. The Initial Notice and Piggy-Back Notice shall offer the Management Holders and the Holders, respectively, the right, subject to Section 4(b) (the “Piggy-Back Registration Right”), to register such number of shares of Registrable Securities as each Management Holder and each Holder may request and shall set forth (i) the anticipated filing date of such Registration Statement and (ii) the number of shares of Common Stock or Preferred Stock that is proposed to be included in such Registration Statement. Subject to Section 4(b), the Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within fifteen (15) days after the Initial Notice and seven (7) days after the Piggy-Back Notice has been given. A Management Holder may exercise Piggy-Back Registration Rights with respect to a Qualified Public Offering or any subsequent Public Offering.

(b) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 4 involves an Underwritten Offering (as defined in Section 4(h)) and the managing underwriter or underwriters of such proposed Underwritten Offering advises the Company that the total or kind of securities which such Holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be allocated among the Company and all of the selling Parent LLC and Management Holders proportionately, such that the number of securities that each such Person shall be entitled to sell in the Underwritten Offering (other than the initial Underwritten Offering) shall be included in the following order:

(i) In the event of an exercise of any demand rights by the Parent LLC or any other Holder or Holders possessing such rights:

(1) first, the securities held by the Persons requesting their securities be included in such registration pursuant to the terms of this Section 4, pursuant to the Registration Rights Agreement of even date between the Company and the Parent LLC or pursuant to any other agreement in which the Company has granted registration rights, pro rata based upon the number of securities of each class or series owned by each such Person at the time of such registration; and

(2) second, the securities to be issued and sold by the Company in such registration.

(ii) In the event of an exercise of any piggy-back registration rights by the Parent LLC or any other Holder or Holders possessing such rights:

(1) first, the securities to be issued and sold by the Company in such registration; and

(2) second, the securities held by the Persons requesting their securities be included in such registration pursuant to the terms of this Section 4, pursuant to the Registration Rights Agreement of even date between the Company and the Parent LLC or pursuant to any other agreement in which the Company ha granted registration rights, pro rata based upon the number of securities of each class or series owned by each such Person at the time of such registration.

Notwithstanding anything to the contrary set forth in this Section 4(b), if the managing underwriter for an initial Underwritten Offering advises the Company that the inclusion of the number of shares of Common Stock or Preferred Stock proposed to be included in any registration by any particular Management Holder would interfere with the successful marketing (including pricing) of such shares to be offered thereby, then the number of such shares proposed to be included in such registration by such Management Holder shall be reduced to the lower of the number of such shares that the managing underwriter advises that such holder may sell in the initial Underwritten Offering and the number of such shares calculated pursuant to the foregoing.

(c) Lock-up. If the Company at any time shall register shares of Common Stock or Preferred Stock under the Securities Act for sale to the public, no Management Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company without the prior written consent of the Company, for the period of time in which the Parent LLC has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company; provided, however, that if any of the capital stock of the Company held by the Parent LLC is released from such lock-up obligation, the same percentage of the capital stock of the Company held by each Executive Management Holder shall be released from the restrictions contained in this Section 4(c).

(d) Company Control. The Company may decline to file a Registration Statement after giving the Initial Notice or the Piggy-Back Notice, or withdraw a Registration Statement after filing and after such Piggy-Back Notice, but prior to the effectiveness of the Registration Statement, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement. Notwithstanding any other provision herein, the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

(e) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements. Nothing in this Section 4(e) shall be construed to create any additional rights regarding the piggy-back registration of Registrable Securities in any Person otherwise than as set forth herein.

(f) Expenses. The Company will pay all registration expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4; provided, that each Holder shall pay all applicable underwriting fees, discounts and similar charges.

(g) Indemnification.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Holder, its officers, directors and employees and each Person who controls (within the meaning of the Securities Act) such selling Holder against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by such selling Holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (A) such selling Holder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company has furnished such selling Holder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such selling Holder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the selling Holder, if requested.

(ii) Indemnification by Selling Holders. Each selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such selling Holder to the Company for inclusion in such Registration Statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Holder upon the sale of the securities giving rise to such indemnification obligation. The Company and the selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons for inclusion in any prospectus or Registration Statement.

(iii) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that the indemnifying party is prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which even the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(iv) Other Indemnification. Indemnification similar to that specified in this Section 4(g) (with appropriate modifications) shall be given by the Company and each selling Holder with respect to any required registration or other qualification of securities under Federal or state law or regulation of governmental authority other than the Securities Act.

(v) Contribution. If for any reason the indemnification provided for in the preceding clauses g(i) and g(ii) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses g(i) and g(ii), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Holder with respect to the sale of any securities under this Section 4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(h) Certain Definitions. For purposes of this Section 4:

(i) “Registrable Securities” shall mean shares of Common Stock and Preferred Stock and any security issued or distributed in respect thereof; provided, that any Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (B) such Registrable Securities have been disposed of in reliance upon Rule 144 (or any similar provision then in force) under the Securities Act or (C) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security. Notwithstanding any other provision of this Section 4(h)(i), with respect to any Registration Statement that registers shares of Common Stock, “Registrable Securities” shall only include shares of Common Stock and with respect to any Registration Statement that registers shares of Preferred Stock, “Registrable Securities” shall only include shares of Preferred Stock.

(ii) “Underwritten Offering” means a sale of shares of Common Stock or Preferred Stock to an underwriter for reoffering to the public.

Section 5. Repurchase Rights.

(a) Company Repurchase Right. From and after a Repurchase Event with respect to any Management Holder, the Company and its subsidiaries shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by such holder (including any Deemed Held Shares) in accordance with this Section 5 for the Purchase Price. The Company or any of its subsidiaries may exercise its right to purchase such shares of Common Stock until the date that is the later of (i) six months after the Repurchase Event (but only three months after the Repurchase Event for an Executive Management Holder) and (ii) six months after the date all Options have been exercised by the applicable Management Holder or such Management Holder’s successors, assigns or representatives (but only three months after all Options have been exercised in the case of Options originally granted to an Executive Management Holder) (such date, the “Repurchase Date”). The determination date for purposes of determining the Fair Market Value shall be the closing date of the purchase of the applicable shares (which closing date shall not be later than the Repurchase Date unless so required by Section 5(c)).

(b) The Parent LLC Repurchase Right. The Company or a subsidiary thereof shall give written notice to the Parent LLC stating whether the Company or any subsidiary will exercise such purchase rights pursuant to clause (a) above. If such notice states that the Company and its subsidiaries will not exercise their purchase rights for all or a portion of the shares of Common Stock then subject thereto, the Parent LLC shall have the right to purchase such shares of Common Stock not purchased by the Company or its subsidiaries on the same terms and conditions as the Company and its subsidiaries until the later of (i) the 30th day following the receipt of such notice or (ii) the Repurchase Date (in the case of a repurchase pursuant to clause (a)(i) above).

(c) Closing. The closing date of any purchase of shares of Common Stock, pursuant to this Section 5 shall take place on a date designated by the Company, one of its subsidiaries, or the Parent LLC, as applicable, in accordance with the applicable provisions of this Section 5; provided that the closing date will be deferred until such time as the applicable Management Holder has held the shares of Common Stock for a period of at least six months and one day. The Company, one of its subsidiaries, or the Parent LLC, as applicable, will pay for the shares of Common Stock purchased by it pursuant to this Section 5 by delivery of a check or wire transfer of funds, in exchange for the delivery by the Management Holder of the certificates representing such shares of Common Stock, duly endorsed for transfer to the Company, such subsidiary or the Parent LLC, as applicable. The Company shall have the right to record such purchase on its books and records without the consent of the Management Holder.

(d) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all purchases of shares of Common Stock by the Company shall be subject to applicable restrictions contained in federal law and the Delaware General Corporation Law and in the Company’s and its respective subsidiaries’ debt and equity financing agreements. Notwithstanding anything to the contrary contained in this Agreement, if any such restrictions prohibit or otherwise delay any purchase of shares of Common Stock which the Company is otherwise entitled or required to make pursuant to this Section 5, then the Company shall have the option to make such purchases pursuant to this Section 5 within thirty (30) days of the date that it is first permitted to make such purchase under the laws and/or agreements containing such restrictions, but in no event later than the first anniversary of the applicable Repurchase Event. Notwithstanding anything to the contrary contained in this Agreement, the Company and its subsidiaries shall not be obligated to effectuate any transaction contemplated by this Section 5 if such transaction would violate the terms of any restrictions imposed by agreements evidencing the Company’s Indebtedness. In the event that any shares of Common Stock are sold by a Management Holder pursuant to this Section 5, the Management Holder, and such Management Holder’s successors, assigns or representatives, will take all reasonable steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals with respect to such Management Holder and take all other actions necessary and desirable to facilitate consummation of such sale in a timely manner.

(e) Additional Payment for Repurchased Shares. Notwithstanding anything to the contrary set forth in this Section 5, if (x) an Executive Management Holder experiences a Repurchase Event (other than an employment termination for Cause), (y) the Company exercises the repurchase right triggered by such Repurchase Event, and (z) within six (6) months after the Repurchase Event, any of the following events occur (each, a “Look-Back Event”)—(i) the consummation of a Qualified Public Offering, (ii) the consummation of an Asset Sale, (iii) the consummation of a Control Disposition, (iv) the signing of a definitive agreement for an Asset Sale or (v) the signing of a definitive agreement for a Control Disposition—then the Company shall pay or cause to be paid to such Executive Management Holder the Additional Consideration (as defined herein); provided that, with respect to the events described in clauses (iv) and (v) above, such payment of the Additional Consideration shall be made if and only if such event is consummated on or before the first anniversary of the Repurchase Event. For purposes of this Section 5(e), the “Additional Consideration” shall be an amount equal to the product of (A)(x) the per share consideration for the Common Stock with respect to the Look-Back Event (which, in the case of a Qualified Public Offering, shall be the price at which the shares of Common Stock were offered to the public, and, in the case of an Asset Sale, shall be the per share amount distributable in respect of the Common Stock), less (y) the Purchase Price per share of Common Stock paid to the Management Holder at the closing of such repurchase, multiplied by (B) the number of shares of Common Stock so repurchased, provided that if the result of such calculation is zero or a negative number, no additional amount shall be paid to the Executive Management Holder.

Section 6. Voting Agreement.

(a) Proxy. Each Management Holder hereby revokes any and all prior proxies or powers of attorney in respect of any of such Management Holder’s shares of Common Stock and constitutes and appoints Parent LLC, or any nominee of Parent LLC, with full power of substitution and resubstitution, at any time from the date hereof until the earlier of (i) the termination of this Agreement pursuant to Section 9(h) hereof (the “Term”) and (ii) the consummation of a Qualified Public Offering, as its true and lawful attorney and proxy (its “Proxy”), and in its name, place and stead, to vote each of such shares (whether such shares are currently held or may be acquired in the future by such Management Holder) as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the laws of the state of Delaware may permit or require with respect to any matter referred to be voted on by the stockholders of the Company. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

(b) No Proxies for or Encumbrances on Management Holder Shares. Except pursuant to the terms of this Agreement, during the Term and prior to a Qualified Public Offering, no Holder shall, without the prior written consent of Parent LLC, directly or indirectly, (i) grant any proxies (other than pursuant to Section 6(a) above) or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Common Stock held by such Holder or (ii) except as permitted pursuant to Section 2 or Section 3, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any such Management Holder’s Shares.

Section 7. Restrictive Covenants. Each Management Holder agrees to be bound by the restrictive covenants set forth in Annex I hereto, which restrictive covenants are hereby incorporated by reference herein.

Section 8. Notices. In the event a notice or other document is required to be sent hereunder to the Company or to any Holder or the spouse or legal representative of a Holder, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex II hereto. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. The Company, any Holder or any spouse or legal representative of a Holder may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth on Annex II shall be effective for all purposes.

Section 9. Miscellaneous Provisions.

(a) Each Management Holder that is an entity that was formed for the sole purpose of acquiring shares of Common Stock or that has no substantial assets other than the shares of Common Stock or interests in shares of Common Stock agrees that (a) certificates of shares of its common stock or other instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the transfer of Common Stock as if such common stock or other equity interests were shares of Common Stock and (b) no such shares of common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such shares or equity interests were shares of Common Stock.

(b) No Holder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities of the Company on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Holders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of any Securities of the Company in a manner inconsistent with this Agreement.

(c) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(d) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

(e) This Agreement shall be binding upon the Company, the Parent LLC, the Management Holders, any spouses of the Management Holders, and their respective heirs, executors, administrators and permitted successors and assigns.

(f) This Agreement may be amended or waived from time to time by an instrument in writing signed by the Company and the Holders having the Required Voting Percentage, provided, that this Agreement may be amended by the Company without the consent of any Holder to cure any ambiguity or to cure, correct or supplement any defective provisions contained herein, or to make any other provisions with respect to matters or questions hereunder as the Company may deem necessary or advisable so long as such action does not affect adversely the interest of any Holder.

(g) This Agreement shall terminate automatically upon: (i) the dissolution of the Company upon the vote of the Required Voting Percentage, (ii) upon the occurrence of any event which reduces the number of Holdings to one in accordance with the terms hereof, or (iii) the consummation of a Control Disposition.

(h) Any Holder who disposes of all of his, her or its Common Stock in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder.

(i) The spouses of the individual Management Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Common Stock they may now or hereafter own, and agree that the termination of their marital relationship with any Management Holder for any reason shall not have the effect of removing any Common Stock of the Company otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, each individual Management Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement, or an Adoption Agreement substantially in the form of Exhibit A or in a form satisfactory to the Company.

(j) Any Disposition or attempted Disposition in breach of this Agreement shall be void and of no effect. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any Common Stock or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Holders. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(k) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.

(l) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(m) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(n) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware State Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submit to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(o) No course of dealing between the Company, or its subsidiaries, and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(p) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OR ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(q) This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(r) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(s) If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

(t) No director of the Company shall be personally liable to the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith.

(u) In the event additional shares of Common Stock are issued by the Company to a Holder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares or Common Stock, such additional shares of Common Stock, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

(v) Notwithstanding anything to the contrary contained herein, but subject to Section 3.2, the Parent LLC may assign its rights or obligations, in whole or in part, under this Agreement to any member of the Apollo Group or one or more of the Parent LLC’s Affiliates.

(w) Neither the ownership of Common Stock or Options nor any provision contained in this Agreement shall entitle the Management Holder to obtain employment with or remain in the employment of the Company or any of its subsidiaries or Affiliates or affect any right the Company or any subsidiary or Affiliate of the Company may have to terminate the Management Holder’s employment, pursuant to an applicable employment agreement or otherwise for any reason.

(x) In the event that any member of the Apollo Group becomes an owner of Common Stock of the Company, such member shall automatically become party to this Agreement and this Agreement shall be amended and restated to provide that such member of the Apollo Group or a designee of such member shall have the same rights and obligations of the Parent LLC hereunder.

*    *    *    *    *

This Agreement is executed by the Company and by each Management Holder and spouse of each Management Holder to be effective as of the date first above written.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Nathaniel J. Lipman
Name: Nathaniel J. Lipman Title: President and Chief Executive Officer

AFFINION GROUP HOLDINGS, LLC

By:	/s/ Marc Becker
Name: Marc Becker Title: President

HOLDERS (as evidenced by their execution of an Adoption Agreement attached hereto as Exhibit A)

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Management Investor Rights Agreement dated as of October 17, 2005, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

Nathaniel J. Lipman Name of Transferee	Name of Spouse

/s/ Nathaniel J. Lipman Signature	Signature

9/25/05 Date	Date

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Management Investor Rights Agreement dated as of October 17, 2005, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

Todd Siegel Name of Transferee	Karen Siegel Name of Spouse

/s/ Todd Siegel Signature	/s/ Karen Siegel Signature

9/26/05 Date	9/26/05 Date

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Management Investor Rights Agreement dated as of October 17, 2005, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

Thomas J. Smith Name of Transferee	Katherine A. Smith Name of Spouse

/s/ Thomas J. Smith Signature	/s/ Katherine A. Smith Signature

Date	Date

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ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Management Investor Rights Agreement dated as of October 17, 2005, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

Mary C. Rusterholz Name of Transferee	Craig L. Platt Name of Spouse

/s/ Mary C. Rusterholz Signature	/s/ Craig L. Platt Signature

Date	Date

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EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Management Investor Rights Agreement dated as of October 17, 2005, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

Thomas J. Rusin Name of Transferee	Katrina E. Rusin Name of Spouse

/s/ Thomas J. Rusin Signature	/s/ Katrina E. Rusin Signature

9/26/05 Date	9/26/05 Date

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EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Management Investor Rights Agreement dated as of October 17, 2005, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

Robert E. Rooney Name of Transferee	Lisa B. Rooney Name of Spouse

/s/ Robert E. Rooney Signature	/s/ Lisa B. Rooney Signature

Date	Date

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EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Management Investor Rights Agreement dated as of October 17, 2005, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

Michael P. Rauscher Name of Transferee	Name of Spouse

/s/ Michael P. Rauscher Signature	Signature

9/26/05 Date	Date

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EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Management Investor Rights Agreement dated as of October 17, 2005, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

Marti Lee Lazear Name of Transferee	Name of Spouse

/s/ Marti Lee Lazear Signature	Signature

9/26/05 Date	Date

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EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Management Investor Rights Agreement dated as of October 17, 2005, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

Peter Taktikos Name of Transferee	Wanda Taktikos Name of Spouse

/s/ Peter Taktikos Signature	/s/ Wanda Taktikos Signature

9/26/05 Date	9/26/05 Date

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EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Management Investor Rights Agreement dated as of October 17, 2005, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

Steven E. Upshaw Name of Transferee	Kiesha Upshaw Name of Spouse

/s/ Steven E. Upshaw Signature	/s/ Kiesha Upshaw Signature

9/26/05 Date	9/26/05 Date

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ANNEX I

Restrictive Covenants

Each Management Holder acknowledges and agrees that it has received good and valuable consideration for the restrictive covenants set forth herein, including without limitation, the right to acquire and own Securities of the Company, the employment by the Company or its subsidiaries and the related compensation and benefits and other good and valuable consider, the sufficiency of which is hereby acknowledged. Each Management Holder shall be bound by the provisions contained in this Annex I.

1. Non-Solicitation. During the period commencing on the date hereof and ending on the third anniversary of the date of termination of the Management Holder’s employment with the Company and its Affiliates for any reason, the Management Holder shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any Affiliate of the Company to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee thereof, on the other hand, (ii) hire any person who was an employee of the Company or any Affiliate of the Company or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Affiliate of the Company to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any such Affiliate, on the other hand.

2. Non-Competition. Each Management Holder acknowledges that, in the course of his employment with the Company and/or its Affiliates and their predecessors, he has become familiar, or will become familiar, with the Company’s and its Affiliates’ and their respective predecessors’ Confidential Information and that such Management Holder’s services have been and will be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, each Management Holder agrees that, during the period commencing on the date hereof and ending on the second anniversary of the Management Holder’s termination of employment with the Company and its Affiliates for any reason (the “Non-Compete Period”), such Management Holder shall not, directly or indirectly, engage in any business that markets, provides, administers or makes available affinity-based membership programs, affinity-based insurance programs, benefit packages as an enhancement to financial institutions or other customer accounts or loyalty-based programs (whether as of the date hereof or during the Non-Compete Period), anywhere in the world in which the Company or its subsidiaries is doing business. For purposes of this Section 2, the phrase “directly or indirectly engage in” shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, licensor of technology or otherwise; provided, however, that nothing in this Section 2 shall prohibit any Management Holder from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Management Holder has no active participation in the business of such corporation.

3. Non-Disclosure; Non-Use of Confidential Information. The Management Holder shall not disclose or use at any time, either during his employment with the Company and its Affiliates or thereafter, any Confidential Information (as hereinafter defined) of which the

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Management Holder is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Management Holder’s performance in good faith of duties assigned to the Management Holder by the Company. The Management Holder will take all appropriate steps to safeguard Confidential Information in his possession and to protect it against disclosure, misuse, espionage, loss and theft. The Management Holder shall deliver to the Company at the termination of his employment with the Company and its Affiliates, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company or any of its Affiliates that the Management Holder may then possess or have under his control.

4. Proprietary Rights. The Management Holder recognizes that the Company and its Affiliates possess a proprietary interest all Confidential Information and Work Product and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Management Holder, except as otherwise agreed between the Company and the Management Holder in writing. The Management Holder expressly agrees that any Work Product made or developed by the Management Holder or the Management Holder’s agents or affiliates during the course of the Management Holder’s employment, including any Work Product which is based on or arises out of Work Product, shall be the property of and inure to the exclusive benefit of the Company and its Affiliates. The Management Holder further agrees that all Work Product developed by the Management Holder (whether or not able to be protected by copyright, patent or trademark) during the course of such Management Holder’s employment, or involving the use of the time, materials or other resources of the Company or any of its Affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and the Management Holder shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

5. Certain Definitions.

(a) As used herein, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including, but not limited to, information, observations and data obtained by the Management Holder while employed by the Company or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) databases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Management Holder proposes to disclose or use such information. Confidential Information will not be deemed to have been published or otherwise disclosed merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

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(b) As used herein, the term “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) that relates to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services and that are conceived, developed or made by the Management Holder (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

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ANNEX II

1.	If to the Company:

Affinion Group Holdings, Inc.

c/o Apollo Management V, L.P.

9 West 57th Street

New York, New York 10019

Facsimile: (212) 515-3288

Attention: Marc Becker

with a copy (which shall not constitute notice) to:

O’Melveny & Myers, LLP

7 Times Square

New York, New York 10036

Facsimile: (212) 326-2061

Attention: Adam K. Weinstein, Esq.

2.	If to the Parent LLC:

Affinion Group Holdings, LLC

c/o Apollo Management V, L.P.

9 West 57th Street

New York, NY 10019

Facsimile: (212) 515-3264

Attention: Marc Becker

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Facsimile: (212) 326-2061

Attention: Adam K. Weinstein, Esq.

3.	If to any Management Holder, to the address set

forth with respect to such Management Holder

in the Company’s records.

*    *    *    *    *

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ANNEX III

Executive Management Holders1

Lipman, Nathaniel J.

Lazear, Marti Lee

Rauscher, Michael P.

Rooney, Robert

Rusin, Thomas J.

Rusterholz-Platt, Mary C.

Siegel, Todd H.

Smith, Thomas

Taktikos, Peter P.

Upshaw, Steve

[1]	Each individual who purchased shares of the Company pursuant to a Subscription Agreement dated as of November 16, 2005 has been designated an "Executive Management Holder" by resolution of the Board as of November 16, 2005. Pursuant to the terms of this Agreement,any additional Executive Management Holders shall be so designated by the Board and said designations shall be reflected in the official minute book of the Company.

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